Exhibit 99.1

Akerna Announces Sale of Software Business to MJ Freeway Acquisition Co, Coinciding with Merger with Gryphon Digital Mining

Akerna to sell its cannabis software business, including MJ Platform and Leaf Data Systems, to MJ Freeway Acquisition Co in a $5 million cash transaction; Alleaves participating in the financing of the acquisition; closing to coincide with previously announced Gryphon Digital Mining merger

DENVER, April 28, 2023 /Globe Newswire/ -- Akerna Corp. (“Akerna”) (Nasdaq: KERN) today announced that simultaneous to its merger with Gryphon Digital Mining, Inc. (“Gryphon”), Akerna will sell its software business to MJ Freeway Acquisition Co (“MJ Acquisition Co”). Alleaves, Inc., (“Alleaves”), a provider of ERP software solutions to the cannabis industry, will be participating in the financing of the acquisition by MJ Acquisition Co.

MJ Acquisition Co will be acquiring MJ Freeway, including MJ Platform and Leaf Data System brands, and Ample Organics.

“This transaction marks yet another significant milestone for our company and underscores Alleaves’ explosive and continued expansion in the cannabis industry,” said Mike Beedles, CEO and Founder of Alleaves. “By bringing together our expertise in software and data analytics, we are well-positioned to continue to provide a seamless integrated solution that empowers our clients and states to reach new heights of success. This transaction also allows us to focus on high growth markets and continue to drive new innovation and collaboration as we continue to expand the Alleaves platform and revolutionize the cannabis industry.”

As previously announced, Gryphon, a leading net carbon neutral bitcoin miner, will be merging with Akerna by way of an Agreement and Plan of Merger to create a leading, ESG-committed, carbon-neutral bitcoin miner. Upon completion of the merger, Akerna will change its name to Gryphon Digital Mining, Inc. The merger is expected to provide Akerna shareholders with access to the bitcoin mining industry with one of its premier operators.

Bryant Park Capital is acting as financial advisor to Alleaves.

About the Proposed Transactions:

In connection with the two transactions, Akerna entered into two separate definitive agreements.

As previously announced, on January 27, 2023, Akerna entered into an Agreement and Plan of Merger, pursuant to which Gryphon will become a wholly-owned subsidiary of Akerna in an all-stock transaction. Upon completion of the proposed merger, on a pro forma basis and based upon the number of Akerna shares to be issued in the proposed merger, current Gryphon equityholders are expected to own approximately 92.5% of the combined company and current Akerna equityholders are expected to own approximately 7.5% of the combined company. The combined company is expected to continue to be publicly traded on Nasdaq.

The other definitive agreement is a Securities Purchase Agreement for the sale of Akerna’s MJ Freeway and Ample Organics business units to MJAcquisiton Co for $5 million cash with $1 million of the purchase price being made available to Akerna upon signing of the Securities Purchase Agreement in the form of a one-year loan that will be forgiven at closing of the proposed sale transaction. In connection with the closing of the proposed sale transaction, Akerna plans to use the proceeds of the transaction, after expenses, to pay its remaining outstanding accounts payable and pay down any remaining principal balance on its outstanding senior secured convertible notes, net of $500,000 retained for outstanding obligations and net cash requirements associated with the proposed merger between Akerna and Gryphon.

As previously announced, upon closing of the proposed merger, Akerna Corp. will be renamed Gryphon Digital Mining, Inc., and will be headquartered in Las Vegas, Nevada. Rob Chang will serve as Chief Executive Officer of the combined company. The merger agreement provides that the Board of Directors of the combined company will comprise of seven members of which a minimum of five will be filled upon completion of the merger, one designated by Akerna, being Jessica Billingsley, its current Chief Executive Officer, and the remaining six positions to be designated by Gryphon.

Both transactions are conditioned on the other transaction closing and both transactions are subject to the approval of the stockholders of Akerna. Approval of the merger transaction is subject to the approval of the stockholders of Gryphon and approval of the combined company for listing on the Nasdaq Capital Market.

About Akerna

Akerna (Nasdaq: KERN) is an emerging technology firm focused on innovative technology. To be included on the Company’s email distribution list, please sign up at https://ir.akerna.com/news-events/email-alerts.

For more information, visit https://www.akerna.com/.

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the cryptocurrency space dedicated to helping bring digital assets onto the clean energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. More information is available on https://gryphondigitalmining.com/.

About Alleaves

Alleaves was founded with a knowledge of cannabis cultivation, manufacturing, and sale embedded in the company’s culture. Their ultimate goal is to optimize the unique complexity of the cannabis journey affecting its operator customers, with a top-of-the-line ERP platform, focusing on the flexibility for customers to choose elements of its cohesive system designed to improve cannabis operator business operations. For more information, please visit Alleaves’ website at www.alleaves.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material with respect to the proposed transactions between Akerna and Gryphon and between Akerna and MJ Acquisiton Co. In connection with the proposed transactions, Akerna intends to file relevant materials with the United States Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Akerna will mail the proxy statement/prospectus to the Akerna stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. Investors and securityholders of Akerna and Gryphon are urged to read these materials when they become available because they will contain important information about Akerna, Gryphon and the proposed transactions. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Akerna may file with the SEC or send to securityholders in connection with the proposed transactions. Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Akerna’s website at www.akerna.com, on the SEC’s website at www.sec.gov or by directing a request to Akerna’s Investor Relations at (516) 419-9915.

This communication is not a proxy statement or a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions, and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Each of Akerna, Gryphon, MJ Acquisiton Co. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Akerna in connection with the proposed transactions. Information about the executive officers and directors of Akerna are set forth in Akerna’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 19, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies for the stockholders of Akerna, will be set forth in the proxy statement/prospectus, which will be included in Akerna’s registration statement on Form S-4 when it is filed with the SEC. You may obtain free copies of these documents as described above.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements based upon the current expectations of Gryphon and Akerna. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to timely obtain stockholder approval for the transactions, if at all; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of Akerna, Gryphon and MJ Acquisition Co. to consummate the proposed merger or asset sale, as applicable; (iii) risks related to Akerna’s ability to manage its operating expenses and its expenses associated with the proposed transactions pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed transactions; (v) the risk that as a result of adjustments to the exchange ratio, Akerna stockholders and Gryphon stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Akerna’s common stock relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from either or both of the proposed transactions; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; (ix) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its business plan; and (x) risks associated with the possible failure to realize certain anticipated benefits of the proposed transactions, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Akerna’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, and in other filings that Akerna makes and will make with the SEC in connection with the proposed transactions, including the proxy statement/prospectus described under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as required by law, Akerna and Gryphon expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

Akerna

Meghan Shine, VP of Strategic Communications & Marketing

pr@akerna.com

Gryphon Digital Mining

Rob Chang

(877) MINE-ESG (877) 646-3374

invest@gryphonmining.com

Alleaves

Michael Alfonso
michael.a@alleaves.com

Investor Relations

ir@akerna.com

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